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                                AMENDMENT 1996-1
                             TO THE ICT GROUP, INC.
                             1987 STOCK OPTION PLAN


                  1. The first clause of the first sentence of Section 6(b) of the Plan is amended to read, in its entirety, as follows:

                  Each Option Document shall state the price at which Option Shares may be purchased (the "Option Price"), which may be less than, equal to, or greater than the fair market value of the Common Stock on the date the Option is granted as determined by the Committee;

                  2. The first clause of the first sentence of Section 6(d) of the Plan is amended to read, in its entirety, as follows:

                  No option shall be exercisable after the first to occur of the following (except to the extent the Committee may otherwise provide in the Option Document) but in no event beyond the expiration of the option term:

                  3. This Amendment 1996-1 shall be effective as of May 8, 1996.